EXHIBIT 23




       INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective
Amendment No. 2 to Registration Statement No. 33-31487 on Form S-8 of our report dated June 26, 1995 on the financial statements of the FPL Group Employee Thrift Plan for the year ended December 31, 1994 appearing in this Annual Report on Form 11-K of FPL Group, Inc. for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP

Miami, Florida
June 28, 1995